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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     May 14, 2004
                                                 -------------------------


                     UNITED AMERICAN HEALTHCARE CORPORATION
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             (Exact name of registrant as specified in its charter)

             Michigan                  000-18839               38-25269130
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  (State or other jurisdiction        (Commission             (IRS Employer
          of incorporation)            File Number)         Identification No.)


 300 River Place, Suite 4950, Detroit, Michigan                      48207
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         (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code:
 (313) 393-4571
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          (Former name or former address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosure.

         (A) On May 14, 2004, a petition, notice of hearing and report and recommendation with respect to the Company were filed in a court proceeding to which the Company is not a party, and were served by mail on the Company. They were filed by the court-appointed Special Deputy Rehabilitator of OmniCare Health Plan, a Michigan health maintenance organization ("OmniCare") that the Company administered for many years under a management agreement that terminated November 1, 2002. They were filed in case no. 98-88265-CR in the Circuit Court for the 30th Judicial Circuit, in Ingham County, Michigan, the same court-ordered rehabilitation proceedings for OmniCare that commenced July 31, 2001 and culminated in the court's Order Approving the Rehabilitation Plan and Discharging the Pre-Rehabilitation Debt of OmniCare in Accordance with the First Amended Rehabilitation Plan entered July 29, 2002.

         A hearing on the petition is scheduled for June 17, 2004. The petition seeks court approval of the Special Deputy Rehabilitator's filed report and recommendation (the "Report") and entry of a court order implementing his recommendation that the "Court assign the potential cause of action against UAHC [the Company] resulting from its actions as the management company of OmniCare to the creditors of OmniCare who filed timely objections to the first amended Rehabilitation Plan." In the Report, the Special Deputy Rehabilitator states his "opinion ... that a feasible cause of action exists against UAHC and that it is probable that a level of recovery will result from a cause of action." Company management disagrees with those opinions in the Report and expects to appear at the hearing on June 17th in opposition to the petition. It is premature and not possible to predict the outcome of the hearing or what subsequent proceedings and claims, if any, might ensue if the petition is granted, or the magnitude or outcome of such claims, if any.

         (B) On May 25, 2004, and effective as of January 1, 2004, the Company's wholly owned subsidiary, United American of Tennessee, Inc. ("UA-TN"), which already owned 75% of the outstanding stock of OmniCare Health Plan, Inc., a managed care organization in Tennessee ("OmniCare-TN"), purchased the remaining 25% of the outstanding common stock of OmniCare-TN. OmniCare-TN thereby became a wholly owned subsidiary of UA-TN and a wholly owned second-tier subsidiary of the Company. The 25% minority interest was purchased under a longstanding option agreement for $500,000 evidenced by a Company promissory note payable by December 31, 2004. The acquired common stock constitutes less than "a significant amount of assets" and therefore is not reportable under Item 2 in this Form 8-K report.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 1, 2004                  UNITED AMERICAN HEALTHCARE CORPORATION


                                      By: /s/ William C. Brooks
                                          -------------------------------------
                                          William C. Brooks
                                          President and Chief Executive Officer


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